                                  SECURITY AGREEMENT

    THIS SECURITY AGREEMENT is made and dated as of January 20, 1997, and is granted to MELLON US LEASING, A DIVISION OF MELLON LEASING CORPORATION, a Pennsylvania corporation, successor to United States Leasing Corporation ("Secured Party") having offices at 733 Front Street, San Francisco, California 94111 by REORGANIZED WHEREHOUSE, a Delaware corporation authorized to do business under the laws of the State of California, having offices at 19701 Hamilton Avenue, Torrance, California, 90502.

    FOR GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees as follows:

    1. GRANT OF SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest under the Uniform Commercial Code, as enacted and from time to time in effect in the State of California ("UCC"), in the property described in Paragraph 2 below (the "Collateral") to secure payment and performance of the obligations of Debtor to Secured Party described in Paragraph 3 below (the "Obligations").

    2. COLLATERAL; DOCUMENTATION. The Collateral shall consist of the following:

    (a) All Equipment listed on the Collateral List, attached as Exhibit A hereto, any and all additions or accessions thereto or substitutions therefor (individually an "Item" and collectively the "Equipment"); and

    (b) Any and all proceeds of the conversion, voluntary or involuntary, of all or any portion of the Equipment now or from time to time hereafter subject or required or intended to be subject to the lien of this Agreement and any form of proceeds (including proceeds of insurance and of any governmental takings) arising therefrom or in connection therewith.

    The lien of this Agreement is the only lien permitted by this Agreement to exist on or in respect of the Collateral. Debtor will provide to Secured Party such UCC-1 Financing Statements as Secured Party may reasonably require to perfect its interest in the Collateral, the Collateral List attached as Exhibit A hereto, the Waiver of Security Interest attached as Exhibit B hereto, the Promissory Note (the "Note"), a form of which is attached as Exhibit C hereto, and an amortization schedule which is attached as Exhibit D hereto, all executed by the appropriate parties.

    3. OBLIGATIONS. The Obligations of Debtor secured by this Agreement shall consist of any and all debts, obligations and liabilities of Debtor to Secured Party arising out of, connected with or related to this Agreement, including, without limitation, Debtor's Obligations under the Note from Debtor to Secured Party, dated January 20, 1997. The Obligations shall also include interest, penalties, damages, costs and expenses (including reasonable attorneys' fees and court costs) incurred or suffered by Secured Party as the result of any default by Debtor under or in connection with any of the Obligations.

    4. REPRESENTATIONS AND WARRANTIES. Debtor hereby represents and warrants that:

    (a)  As to the Note and this Agreement, and the performance thereof,
(i) the execution by Debtor thereof has been duly authorized by all necessary corporate or other action, (ii) they constitute legal, valid and binding obligations of the Debtor enforceable in accordance with their terms, (iii) they do not violate any agreement to which Debtor is a party, (iv) no agreement (other than this Agreement) to which Debtor is a party or by which its property may be bound or affected, creates or imposes any lien on the Collateral, and
(v) the execution by Debtor thereof is not inconsistent with the Debtor's First Amended Chapter 11 Plan as Revised for Technical Corrections on October 4, 1996 in the United States Bankruptcy Court for the District of Delaware, Case No. 95-911 (HSB) (the "Plan");

    (b) Debtor is the owner of the Equipment and no person, entity, agency or government (other than Secured Party) has any right, title, claim or interest (by way of security interest or other lien or charge or otherwise) in, against or to the Collateral;

    (c) With respect to the transaction covered by this Agreement and associated Note, each and every material representation made in this Agreement, in the associated Note and in every certificate, schedule or report submitted to Secured Party by or on behalf of Debtor is true and correct;

    (d) The Contracts are the only agreements between Debtor and Vendors respecting the Equipment; and

    (e) The security interest granted in the Collateral, when perfected by the filing of a financing statement, will create a valid perfected first priority lien in the Collateral securing the Note.

    5. RIGHTS OF DEBTOR. In addition to all covenants and agreements of Debtor set forth in Obligations or made in connection therewith, which are incorporated herein by this reference, Debtor hereby agrees:

    (a) to do all acts that may be necessary to maintain, preserve and protect the Collateral;

    (b) not to use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

    (c) to pay promptly when due all taxes (including sales, use and property taxes) assessments, charges, encumbrances and liens which may now or hereafter be imposed or levied upon or in respect of the sale, purchase, ownership, leasing, possession or use of the Collateral;

    (d) that Debtor will execute, acknowledge and deliver to Secured Party such financing statements and other forms of notice relating to this Agreement and any amendment thereto to be filed or recorded in such other places within or without the United States as Secured Party may reasonably request and Debtor further will from time to time do and perform any acts and obtain, execute, acknowledge, and deliver any and all other instruments required by law or reasonably requested for the purpose of protecting Secured Party's security interest in the Collateral or any Item to the satisfaction of Secured Party;

    (e) that Secured Party or its representative shall have the right to inspect the Collateral and all records pertaining to the use, operation or condition of the Equipment at such reasonable times as Secured Party may request and Debtor shall cooperate to make the Equipment and such records available for such inspection;

    (f) to appear in and defend any action or proceeding which may affect its title to or Secured Party's interest in the Collateral, and to take all actions necessary to keep the Collateral free from liens or claims of any nature;

    (g) to assure that the Equipment will remain personal property regardless of how and to what degree it may be attached or affixed to any building or structure, or for what use the Equipment or structure may be used; and

    (h) as long as Debtor has outstanding obligations under the Note or this Agreement, to maintain its corporate existence and will not merge, consolidate or sell all or a substantial portion of its assets without the prior written consent of Secured Party.

    6. AUTHORIZED ACTION BY SECURED PARTY. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact to do (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure to do so) any act which Debtor is obligated by this Agreement to do, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral for the account of and at the sole cost and expense of Debtor.

    7. RELEASES. When the Note is paid in full and all Obligations of Debtor performed either at maturity of the Note or earlier, if allowed by the terms of the Note, Secured Party shall release its security interest in the Collateral by appropriate instrument.

    8. EVENTS OF DEFAULT. Upon occurrence of any of the following (herein referred to as "Event of Default"), the entire principal amount outstanding under the Note, and all accrued interest thereon and other amounts due thereunder shall at once become due and payable at the option of Secured Party:

    (a) Debtor defaults in the payment of any sums due under the Note as and when due and payable, and such default continues uncured for ten (10) days after receipt of written notice of such default;

    (b) Debtor fails to observe and perform each and every condition, covenant and obligation stated in this Agreement or the Obligations which are to be observed or performed by them at the time and in the manner it is so required to be observed or performed, and such default continues uncured for ten (10) days after receipt of written notice of such default;

    (c) Debtor shall be or become insolvent or any proceeding by or against Debtor shall be further instituted under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law and the same is not discussed within thirty (30) days, or Debtor shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custody sequestrator (or other similar official) of itself or of any substantial part of its property, or the making by Debtor of any assignment for the benefit of creditors or the failure of Debtor generally to pay its debts as such debts become due or the taking of corporate action by Debtor in furtherance of any of the foregoing;

    (d) Debtor defaults in any manner under any agreement with Secured Party or under any material loan, financing, conditional sale, security or lease agreement as and when due and payable, subject to any applicable grace or cure periods;

    (e) Secured Party discovers the falsehood, of any material respect, of any representation or warranty made by the Debtor to Secured Party with respect to the subject manner of this Agreement and the Note.

    9. REMEDIES OF SECURED PARTY. Upon the occurrence of any Event of Default, Secured Party may, at its option, in addition to its other rights hereunder, and without notice to or demand on Debtor and in addition to all rights and remedies otherwise available to Secured Party under the UCC, do any one or more of the following:

    (a)  declare the unpaid balance on the Note due and payable;

    (b) foreclose or otherwise enforce Secured Party's security interest in any manner permitted by law, or provided for in this Agreement;

    (c) sell, lease or otherwise dispose of any Collateral at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as Secured Party may determine;

    (d) recover from Debtor all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred or paid by Secured Party in exercising any right, power or remedy provided by this Agreement or by law;

    (e) require Debtor to deliver the Collateral or assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party and store the Collateral, all at Debtor's risk and without charge to Secured Party;

    (f) enter onto property where any Collateral is located and take possession thereof with or without judicial process;

    (g) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any reasonable manner and to the extent Secured Party deems appropriate; and

    (h) to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect, as a matter of right and without regard to the adequacy of the security, to appoint or have appointed a receiver or receivers (or other similar officials) for all or any portion of the Collateral and for the rents, products, revenues and other income therefrom, with such rights, powers, privileges and immunities as applicable law or the court or other entity making such appointment shall confer.

    The obligation of Debtor to assemble and deliver the Collateral pursuant to part (d) above, is a basic provision of this Agreement and Secured Party may apply to a court of competent jurisdiction for and obtain specific performance of such Obligations.

    10. In addition to the above, and not in substitution thereof, should Debtor default during the first twenty-four (24) months from the date of this Agreement, Secured Party shall have the right to additional damages per the following schedule against Reorganized Wherehouse for claim:


             DATE                             ADDITIONAL CLAIM AMOUNT
             ----                             -----------------------
          1-6 months                                  $150,000
          7-9 months                                  $120,000
         10-12 months                                 $100,000
         13-15 months                                 $ 80,000
         16-18 months                                 $ 60,000
         19-21 months                                 $ 40,000
         22-24 months                                 $ 20,000
        After 24 months                               $  -0-


    11. CUMULATIVE RIGHTS. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of the UCC or any other statute or rule of law, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party's security interest in the Collateral.

    12. WAIVER. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy shall not preclude the further exercise thereof, and every right, power or remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived in a writing executed by Secured Party. Debtor waives any right to require Secured Party to proceed against any person or to exhaust any Collateral or to pursue any remedy in Secured Party's power.

    13. BINDING UPON ASSIGNMENT. All rights of Secured Party under this Agreement shall inure to the benefit of its successors and assigns, and all Obligations of Debtor shall bind its heirs, executors, administrators, successors and assigns. Secured Party may assign its rights under this Agreement, the Note, and any other related documents without notice to Debtor, but Debtor shall not assign any of its rights and obligations under such agreements without Secured Party's prior written consent.

    14. ENTIRE AGREEMENT. This Agreement contains the entire security agreement between Secured Party and Debtor.

    15. NOTICES. Any written notice, consent or other communication provided for in this Agreement shall be considered received when delivered via overnight or other express carrier or five (5) days after being sent by certified U.S. mail, with postage prepaid, return receipt requested to the following addresses:


         SECURED PARTY:
         --------------
         MELLON US Leasing
         733 Front Street, Mail Stop 380
         San Francisco, California  94111
         Attn:  Litigation Specialist

         On or after April 1, 1997 to:
         MELLON US Leasing
         525 Market Street, 35th Floor
         San Francisco, California  94105
         Attn:  Litigation Specialist

         DEBTOR:
         -------
         Reorganized Wherehouse
         19701 Hamilton Avenue
         Torrance, California 90502
         Attn:  Eliot Cobb, Executive VP & Treasurer


Such addresses may be changed by written notice given as provided herein.

    16. LAWS APPLICABLE. This Agreement is to be governed by and construed in accordance with the laws of the State of California.

    17. TIME OF THE ESSENCE. Time is of the essence with respect to each and every provision of this Agreement and the Note.

    18. SEVERABILITY. Any provision of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof.

    19. AMENDMENT. This Agreement may not be amended or supplemented, except by a writing signed by authorized representatives of Secured Party and Debtor.

    20. DESCRIPTIVE HEADINGS. The descriptive headings which are used in this Agreement are for the convenience of the parties only and shall not affect the meaning of any provision of this Agreement.

    IN WITNESS WHEREOF, Debtor has executed this Agreement on the day and year first written above.


Reorganized Wherehouse, DEBTOR


By: /s/ Eliot Cobb
   ------------------------
Its: VP/Treasurer
    -----------------------
Dated: 3/25/97
      ---------------------

Accepted by:

MELLON US Leasing, SECURED PARTY


By: /s/ Authorized Signatory
   -------------------------
Its: Director, Operations
    ------------------------
Dated: 4/2/97
      ----------------------

                                  EXHIBIT "A"

                                COLLATERAL LIST

Equipment Description:

1. Mantissa Series 6000 Tilt-Tray Sortation System including Drive, Chutes, Trays, Tippers, Chain, Guards, Curves, Supports, Mezzanine, Controls, and Software Installation.

2. The location of the above Equipment is 2230 East Carson Street, Carson, California 90746.

3.  The Equipment has a cost value of $1,074,133.70.

4.  The above may be referred to as "the Collateral" or "the Equipment".














                                                        Debtor's initials:______

                                  EXHIBIT "B"

                          WAIVER OF SECURITY INTEREST

    Eliot Cobb, Executive Vice President and Treasurer, Wherehouse Entertainment, Inc., being duly sworn according to law does depose and hereby state as follows:

    1. That he is Senior Vice President and Chief Financial Officer of Reorganized Wherehouse, a Delaware corporation, and a corporation authorized to do business under the laws of the State of California (the "Corporation").

    2. That the Corporation is obligated to pay Mellon US Leasing, a division of Mellon Leasing Corporation, a Pennsylvania corporation, and successor to United States Leasing Corporation ("Secured Party") the sum of $417,163.36 under a certain obligation and restructured agreement resulting in converting a true lease contract to a conditional sales contract and the Secured Party having a security interest in a Mantissa Series 6000 Tilt-Tray Sortation System, including various equipment as more particularly set forth in Exhibit A and identified as the Collateral List attached to the aforementioned Security Agreement (the "Equipment").

    3. That the Corporation warrants and insures that the Secured Party's security interest in the Equipment as a perfected priority interest and will provide all necessary releases from any and all lienholders, including blanket lienholders, and such other lienholders that may have made demand in security position against the Equipment and shall provide the necessary documentation to the satisfaction of Secured Party hereunder evidence such as termination, including UCC financing statement termination filings, as may be required by Secured Party.

    4. That all potential lienholders, including mechanic's lien claimants and landlords, have released any potential claims against any of the Secured Party's collateral and that the Corporation shall indemnify and hold harmless Secured Party from any such claims.

    5. That the deponent is hereby duly authorized to execute and deliver this instrument on behalf of Corporation.


                             ____________________________________
                             Eliot Cobb
                             Executive VP & Treasurer of Reorganized
                             Wherehouse, a Delaware corporation

    SWORN TO AND SUBSCRIBED before me this ____ day of __________, 1997.


                             ____________________________________
                             Notary Public
                             My Commission Expires:

                                  EXHIBIT "C"

                                PROMISSORY NOTE
$417,163.36                                                     January 20, 1997

    REORGANIZED Wherehouse (the "BORROWER"), for valuable consideration, hereby promises to pay to the order of MELLON US Leasing ("HOLDER"), at its office located at 733 Front Street, San Francisco, California 94111, or at such other place or to such other party as the then holder hereof, including Holder, may from time to time designate in writing, in lawful money of the United States of America, the principal sum of Four Hundred Seventeen Thousand One Hundred Sixty-three Dollars and Thirty-six Cents ($417,163.36) (the "Loan"), together with interest thereon from and after the date hereof and until maturity at the rates of interest set forth below.

    All payments on this Note shall, at the option of Holder, be applied first to the payment of accrued interest, and any remainder shall be applied to reduction of the principal balance. All interest shall be computed on the basis of a year consisting of three hundred sixty (360) days.

    This Note shall be payable in thirty-two (32) monthly installments of $12,750.00 and a thirty-third installment of $59,865.70 commencing on the Twentieth Day of January, 1997 and payable on the seventieth day of each month thereafter until the note is paid (or if the payment date is not a Business Day, on the next succeeding Business Day). The interest due and payable on the principal under this Note shall be eight percent (8%) per annum from the date hereof. "Business Day" shall mean any day other than Saturday, Sunday or any other day on which federal savings banks in San Francisco are not open for business.

    This Secured Note is the Note referred to in the Security Agreement dated January 20, 1997 between Holder and Borrower, which agreement contains additional rights of Holder, and provides the security for this Note. This Note is secured by the Collateral specified in the Security Agreement. If an Event of Default shall occur and be continuing, the unpaid balance hereon may be declared and shall thereupon become due and payable in the manner and with the effect provided in the Security Agreement.

    To the extent it may lawfully do so, Borrower waives presentment, notice of nonpayment or dishonor, protest, notice of protest, demand and, other than as expressly set forth herein, all other notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. Payments of interest and principal due under this Note shall be absolute and unconditional and shall not be subject to abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment for any reason whatsoever.

    If Borrower fails to pay any monthly installment due under this Note by the tenth day after the date such installment is due, Borrower shall pay Holder, in addition to such installment, a default amount equal to five percent of such installment then due.

    All notices or other communications hereunder to either party shall be
(a) in writing and, if mailed, shall be deemed to be given on the third Business Day after the date when deposited in the United States mail, by registered or certified mail, postage prepaid, addressed as provided hereinafter, and (b) addressed as follows:

    If to Borrower:     Reorganized Wherehouse
                        19701 Hamilton Avenue
                        Torrance, CA 90502
                        ATTN:  Eliot Cobb

    If to Holder:       MELLON US Leasing
                        733 Front Street, Mail Stop 380
                        San Francisco, CA  94111
                        ATTN:  Litigation Specialist

or to either party at such other addresses as such party may designate in a written notice to the other party.

    Any provision of this Note that is illegal, invalid or unenforceable, shall be ineffective to the extent of such illegality, invalidity or unenforceability without rendering illegal, invalid or unenforceable the remaining provisions of this Note.

    This secured Note is executed and delivered in, and shall in all respects be governed by and construed in accordance with the laws of the State of California, including all matters of validity and performance.

BORROWER:
Reorganized Wherehouse


By:
   --------------------------
Its:
    -------------------------

Attest:

By:
   --------------------------
Its:
    -------------------------



                                      C-2